EXHIBIT 21.1
SUBSIDIARIES OF INNOPHOS HOLDINGS, INC.

Company	Ownership*	Jurisdiction

Innophos Holdings, Inc.		Delaware

Innophos Investments Holdings, Inc.	Innophos Holdings, Inc.	Delaware

Innophos, Inc.	Innophos Investments Holdings, Inc.	Delaware

KI Acquisition, Inc.	Innophos, Inc..	Delaware

Innophos Canada, Inc.	Innophos, Inc.	Ontario, Canada

Innophos Mexico Holdings, LLC	Innophos, Inc.	Delaware

Innophos (Hong Kong) Limited	Innophos, Inc.	Hong Kong (China)

Innophos (Gibraltar) Holdings Limited	Innophos, Inc.	Gibraltar

Innophos International Holdings B.V.	Innophos, Inc.	Netherlands

Kelatron Corporation	KI Acquisition, Inc.	Delaware

Innophos (Taicang) Food Ingredients Manufacturing Co., Ltd.	Innophos (Hong Kong) Limited	China

Innophos (Gibraltar) Limited	Innophos (Gibraltar) Holdings Limited	Gibraltar

Innophos Netherlands Investments Holdings C.V.	Innophos (Gibraltar) Holdings Limited	Netherlands

Innophos Netherlands Holdings B.V.	Innophos Netherlands Investments Holdings C.V.	Netherlands

Innophos Canada Holdings B.V.	Innophos Netherlands Holdings B.V.	Netherlands

Innophos Mexicana, S. DE R.L. De C.V.	Innophos Mexico Holdings, LLC	Mexico

Innophos TGI, S. R.L. DE C.V.	Innophos Mexicana, S. DE R.L. De C.V.	Mexico

Innophos Servicios De Mexico, S. De R.L. De C.V.	Innophos Mexicana, S. DE R.L. De C.V.	Mexico

Innophos Explotación de Fosforitas, S.A. de C.V.	Innophos Mexicana, S. DE R.L. De C.V.	Mexico

Fosforitas del Pacifico, S.A. de C.V.	Innophos Mexicana, S. DE R.L. De C.V.	Mexico

Innophos Fosforitas SD, S.A. de C.V.	Innophos Mexicana, S. DE R.L. De C.V.	Mexico

Innophos Fosfatados De Mexico, S. De R.L. De C.V.	Innophos TGI, S. R.L. DE C.V.	Mexico

•	*100% by direct parent, except in Mexico and Innophos Netherlands Investments Holdings C.V. where minority qualifying interests are held by other affiliates.